                         REGISTRATION RIGHTS AGREEMENT

                         Dated as of February 20, 1996


                                     among


                              BJ SERVICES COMPANY,

                                    Issuer,

                          BJ SERVICES COMPANY, U.S.A.,
                        BJ SERVICES COMPANY MIDDLE EAST,
                        BJ SERVICE INTERNATIONAL, INC.,

                             Subsidiary Guarantors,

                                      and


                              MERRILL LYNCH & CO.,
              MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

                          CS FIRST BOSTON CORPORATION,

                              BA SECURITIES, INC.,

                            CHASE SECURITIES, INC.,

                               Initial Purchasers

                         REGISTRATION RIGHTS AGREEMENT


                 THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered as of February 20, 1996, among BJ SERVICES COMPANY, a Delaware corporation (the "Company"), and BJ SERVICES COMPANY, U.S.A., BJ SERVICES COMPANY MIDDLE EAST and BJ SERVICE INTERNATIONAL, INC., each a Delaware corporation and direct or indirect wholly owned subsidiary of the Company (the "Subsidiary Guarantors"), and MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, CS FIRST BOSTON CORPORATION, BA SECURITIES, INC. and CHASE SECURITIES, INC. (the "Initial Purchasers").

                 This Agreement is made pursuant to the Purchase Agreement dated February 14, 1996 among the Company, the Subsidiary Guarantors and the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchasers of an aggregate of $125,000,000 principal amount of the Company's 7% Series A Notes due 2006 (the "Debt Securities"). As provided in the Indenture (as hereinafter defined), the Debt Securities are unconditionally guaranteed pursuant to the guarantees of the Subsidiary Guarantors. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company and the Subsidiary Guarantors have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

                 In consideration of the foregoing, the parties hereto agree, and all other Holders (as defined below) of Registrable Securities (as defined below) from time to time, by their acceptance thereof, shall be conclusively deemed to have agreed, as follows:

                 1. DEFINITIONS. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                 "1933 Act" shall mean the Securities Act of 1933, as amended from time to time.

                 "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                 "Agreement" shall have the meaning set forth in the preamble.

                 "Closing Date" shall mean the date on which the Closing Time (as defined in the Purchase Agreement) occurs.

                 "Company" shall have the meaning set forth in the preamble and also includes the Company's successors.

                 "Debt Securities" shall have the meaning set forth in the preamble.

                 "Depositary" shall mean the Trustee, or any other exchange agent appointed by the Company.

                 "Exchange Offer" shall mean the exchange offer by the Company and the Subsidiary Guarantors of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

                 "Exchange Offer Registration" shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.

                 "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                 "Exchange Securities" shall mean 7% Series B Notes due 2006 issued by the Company under the Indenture containing terms identical in all material respects to the Debt Securities (except that (i) interest thereon shall accrue from the last date on which interest was paid or duly provided for on the Debt Securities or, if no such interest has been paid, from February 20, 1996, (ii) the transfer restrictions thereon shall be eliminated and (iii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated), to be offered to Holders of Debt Securities in exchange for Debt Securities pursuant to the Exchange Offer.

                 "Holders" shall mean each of the Initial Purchasers, for so long as it owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees who shall at the time be owners of Registrable Securities under the Indenture; provided, however, that the term Holder shall exclude any underwriter who purchased Registrable Securities for distribution in an underwritten public offering pursuant to an effective Registration Statement.

                 "Indenture" shall mean the Indenture relating to the Debt Securities dated as of February 1, 1996 between the Company, the Subsidiary Guarantors and Bank of Montreal Trust Company, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

                 "Initial Purchasers" shall have the meaning set forth in the preamble.

                 "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities; provided, however, that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities directly or indirectly held by the Company shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage or amount; and provided, further, that whenever the consent or approval of Holders of Registrable Securities is required hereunder with regard to matters related to an underwritten registration or similar offering or with regard to matters pertaining to a Registration Statement, Registrable Securities held by Holders not participating in such underwritten registration or similar offering, or Registrable Securities not registered pursuant to such Registration Statement (or, at any time prior to the filing of a Subject Registration Statement and after the determination to file such Subject Registration Statement is made, Registrable Securities whose Holders have not requested that such Registrable Securities be included in such Subject Registration Statement), as the case may be, shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage or amount.

                 "Merrill Lynch" shall mean Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the Initial Purchasers.

                 "Person" shall mean an individual, partnership, corporation, trust, unincorporated organization, limited liability company, joint stock company, joint venture, charitable foundation or other entity, or a government or any agency or political subdivision thereof.

                 "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Subject Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated or deemed to be incorporated by reference therein.

                 "Purchase Agreement" shall have the meaning set forth in the preamble.

                 "Purchaser Shelf Registration Statement" shall mean a "shelf" registration statement of the Company and the Subsidiary Guarantors pursuant to the provisions of Section 2(b)(iii) of this Agreement with respect to offers and sales of Registrable Securities held by any or all of the Initial Purchasers (except Registrable Securities which the Initial Purchasers have elected not to include in such Purchaser Shelf Registration Statement or the Initial Purchasers of which have not complied with their obligations under the penultimate paragraph of Section 3 hereof or under the penultimate sentence of
Section 2(b) hereof) after completion of the Exchange Offer on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated or deemed to be incorporated by reference therein.

                 "Registrable Securities" shall mean the Debt Securities; provided, however, that any Debt Securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to such Debt Securities shall have been declared effective under the 1933 Act and such Debt Securities shall have been disposed of pursuant to such Registration Statement,
(ii) such Debt Securities shall have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the 1933 Act, (iii) such Debt Securities shall have become eligible for resale pursuant to Rule 144(k) under the 1933 Act, (iv) such Debt Securities shall have ceased to be outstanding or (v) such Debt Securities have been exchanged for Exchange Securities upon consummation of the Exchange Offer.

                 "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company and the Subsidiary Guarantors with this Agreement, including without limitation: (i) all SEC or National Association of Securities Dealers, Inc. ("NASD") registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one firm of legal counsel for any underwriters and Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities), (iii) all expenses of printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, (iv) all rating agency fees, (v) the fees and disbursements of counsel(s) for the Company and the Subsidiary Guarantors and of the independent public accountants of the Company and the Subsidiary Guarantors, including the expenses of "cold comfort" letters required by this Agreement, (vi) the fees and expenses of the Trustee, and any escrow agent or custodian, (vii) all fees and expenses incurred in connection with listing the Debt Securities or the Exchange Securities, as the case may be, on any securities exchange or on any securities quotation system and (viii) the reasonable fees and expenses of any special experts retained by the Company or the Subsidiary Guarantors in connection with any Registration Statement, but excluding fees of counsel to the underwriters or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

                 "Registration Statement" shall mean any registration statement of the Company and the Subsidiary Guarantors which covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated or deemed to be incorporated by reference therein.

                 "SEC" shall mean the Securities and Exchange Commission.

                 "Shelf Registration" shall mean a registration effected pursuant to Section 2(b) hereof.

                 "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company and the Subsidiary Guarantors pursuant to the provisions of Section 2(b)(i) or (ii) of this Agreement which covers all of the Registrable Securities (except Registrable Securities which the Holders have elected not to include in such Shelf Registration Statement or the Holders of which have not complied with their obligations under the penultimate paragraph of Section 3 hereof or under the penultimate sentence of Section 2(b) hereof) on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated or deemed to be incorporated by reference therein.

                 "Subject Registration Statement" shall mean a Shelf Registration Statement or a Purchaser Shelf Registration Statement or both (as the context requires).

                 "Subsidiary Guarantors" shall have the meaning set forth in the preamble and also includes any subsidiary of the Company that becomes a guarantor of the Debt Securities pursuant to the terms and provisions of the Indenture.

                 "Trustee" shall mean the trustee with respect to the Debt Securities under the Indenture.

All references herein to information which is "included" or "contained" in a Registration Statement or Prospectus, and all references of like import, shall include the information (including financial statements) incorporated or deemed to be incorporated by reference therein, and all references herein to amendments or supplements to a Registration Statement or Prospectus shall include any documents filed by the Company or any Subsidiary Guarantor under the 1934 Act which are deemed to be incorporated by reference therein.

                 2. REGISTRATION UNDER THE 1933 ACT. (a) Exchange Offer Registration. To the extent not prohibited by law (including, without limitation, any applicable interpretation of the staff of the SEC), the Company and the Subsidiary Guarantors shall use their reasonable best efforts (A) to file within 60 days after the Closing Date an Exchange Offer Registration Statement covering the offer by the Company and the Subsidiary Guarantors to the Holders to exchange all of the Registrable Securities (except Registrable Securities held by an Initial Purchaser and acquired directly from the Company if such Initial Purchaser is not permitted, in the reasonable opinion of counsel to the Initial Purchasers, pursuant to applicable law or SEC interpretation, to participate in the Exchange Offer) for Exchange Securities,
(B) to cause such Exchange Offer Registration Statement to be declared effective by the SEC within 120 days after the Closing Date, (C) to cause such Exchange Offer Registration Statement to remain effective until the closing of the Exchange Offer and (D) to consummate the Exchange Offer within 180 days following the Closing Date. The Exchange Securities will be issued under the Indenture. Upon the effectiveness of the Exchange Offer Registration Statement, the Company and the Subsidiary Guarantors shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder (other than Participating Broker-Dealers (as defined in Section 3(f) hereof) and broker-dealers who purchased Debt Securities directly from the Company to resell pursuant to Rule 144A or any other available exemption under the 1933
Act) eligible and electing to exchange Registrable Securities for Exchange Securities (assuming that such Holder is not an affiliate of the Company, acquires the Exchange Securities in the ordinary course of such Holder's business and has no arrangements or understandings with any person to participate in the distribution (within the meaning of the 1933 Act) of Exchange Securities) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the 1933 Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

                 In connection with the Exchange Offer, the Company and the Subsidiary Guarantors shall:

                 (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                 (ii) keep the Exchange Offer open for not less than 30 days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

                 (iii) use the services of the Depositary for the Exchange
         Offer;

                 (iv) permit Holders to withdraw tendered Registrable Securities at any time prior to the close of business, New York City time, on the last business day on which the Exchange Offer shall remain open, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing his election to have such Debt Securities exchanged; and

                 (v) otherwise comply in all respects with all applicable laws relating to the Exchange Offer.

                 As soon as practicable after the close of the Exchange Offer, the Company and the Subsidiary Guarantors shall:

                 (i) accept for exchange Registrable Securities duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which is an exhibit thereto;

                 (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities so accepted for exchange by the Company; and

                 (iii) cause the Trustee promptly to authenticate and deliver Exchange Securities to each Holder of Registrable Securities equal in amount to the Registrable Securities of such Holder so accepted for exchange.

                 Interest on each Exchange Security will accrue from the last date on which interest was paid or duly provided for on the Registrable Securities surrendered in exchange therefor or, if no interest has been paid on the Registrable Securities, from February 20, 1996. The Exchange Offer shall not be subject to any conditions, other than (i) that the Exchange Offer, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the staff of the SEC, (ii) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer, (iii) that there shall not have been adopted or enacted any law, statute, rule or regulation, (iv) that there shall not have been declared by United States federal or Texas or New York state authorities a banking moratorium, (v) that trading on the New York Stock Exchange or generally in the United States over-the-counter market shall not have been suspended by order of the SEC or any other governmental authority and
(vi) such other conditions as may be reasonably acceptable to Merrill Lynch, in each of clauses (ii) through (v), which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer. In addition, each Holder of Registrable Securities (other than Participating Broker-Dealers) who wishes to exchange such Registrable Securities for Exchange Securities in the Exchange Offer will be required to represent that (i) it is not an affiliate of the Company or any Subsidiary Guarantor, (ii) any Exchange Securities to be received by it were acquired in the ordinary course of business and (iii) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, the distribution (within the meaning of the 1933 Act) of the Exchange Securities. Each Participating Broker-Dealer shall be required to make such representations as, in the reasonable judgment of the Company, may be necessary under applicable SEC rules, regulations or interpretations or customary in connection with similar exchange offers. Each Holder (including Participating Broker-Dealers) shall be required to make such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or another appropriate form under the 1933 Act available and will be required to agree to comply with their agreements and covenants set forth in this Agreement. The Exchange Offer shall be subject to the further condition that no stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the Exchange Offer Registration Statement and no proceedings shall have been initiated or, to the knowledge of the Company, threatened for that purpose. To the extent permitted by law, the Company shall, upon request of Merrill Lynch, inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right to, and, if requested by the Company, shall, contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.

                 Prior to effectiveness of the Exchange Offer Registration Statement, the Company and the Subsidiary Guarantors shall, if requested by the staff of the SEC, provide a supplemental letter to the SEC (i) stating that the Company and the Subsidiary Guarantors are registering the Exchange Offer in reliance on the position of the SEC enunciated in Exxon Capital Holdings Corporation (available May 13, 1988) and Morgan Stanley and Co., Inc. (available June 5, 1991) and (ii) including a representation that the Company and the Subsidiary Guarantors have not entered into any arrangement or understanding with any Person to distribute the Exchange Securities and that, to the best of the Company's and the Subsidiary Guarantors' information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Securities in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Securities received in the Exchange Offer.

                 If in the reasonable opinion of counsel to the Company and the Subsidiary Guarantors there is a question as to whether the Exchange Offer is permitted by applicable law, the Company and the Subsidiary Guarantors hereby agree to seek a no-action letter or other favorable decision from the SEC allowing the Company and the Subsidiary Guarantors to consummate the Exchange Offer. The Company and the Subsidiary Guarantors hereby agree to pursue the issuance of such a decision to the SEC staff level, but shall not be required to take commercially unreasonable action to effect a change of SEC policy. The Company and the Subsidiary Guarantors hereby agree, however, to (i) participate in telephonic conferences with the SEC and the staff of the SEC, (ii) deliver to the staff of the SEC an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that the Exchange Offer should be permitted and (iii) diligently pursue a resolution (which need not be favorable) by the staff of the SEC of such submission.

                 (b) Shelf Registration. (i) If, because of any change in law or applicable interpretations thereof by the staff of the SEC, the Company and the Subsidiary Guarantors are not permitted to effect the Exchange Offer as contemplated by Section 2(a) hereof, or (ii) if for any other reason the Exchange Offer Registration Statement is not declared effective within 120 days after the Closing Date or the Exchange Offer is not consummated within 180 days after the Closing Date, or (iii) upon the request of Merrill Lynch (but only with respect to any Registrable Securities which the Initial Purchasers acquired directly from the Company) following the consummation of the Exchange Offer if any of the Initial Purchasers shall hold Registrable Securities which such Initial Purchaser acquired directly from the Company and if such Initial Purchaser is not permitted, in the reasonable opinion of counsel to the Initial Purchasers, pursuant to applicable law or applicable interpretation of the staff of the SEC to participate in the Exchange Offer, the Company and the Subsidiary Guarantors shall, at their cost:

                 (A) in the event clause (i) or (ii) is applicable, as promptly as practicable (but in no event (x) more than 30 days from the date on which the Company and the Subsidiary Guarantors determined that they are not permitted to effect the Exchange Offer as contemplated by Section 2(a) hereof in the case of clause (i) or (y) on the 150th day after the Closing Date in the case of clause (ii)), file with the SEC a Shelf Registration Statement relating to the offer and sale of the Registrable Securities (other than Registrable Securities owned by Holders who have elected not to include such Registrable Securities in such Shelf Registration Statement or who have not complied with their obligations under the penultimate paragraph of Section 3 hereof or under the penultimate sentence of this Section 2(b)) by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders of such Registrable Securities and set forth in such Shelf Registration Statement, and use their reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the SEC by the 180th day after the Closing Date. In the event that the Company is required to file a Purchaser Shelf Registration Statement upon the request of Merrill Lynch pursuant to clause (iii) above, the Company and the Subsidiary Guarantors shall use their reasonable best efforts (unless clause (i) or (ii) above is applicable) to file and have declared effective by the SEC an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Securities (other than Registrable Securities acquired directly from the Company and held by the Initial Purchasers) and use their reasonable best efforts to file, promptly after any such request from Merrill Lynch, and have declared effective, a Purchaser Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement or, if clause
         (i) or (ii) above is applicable, a combined Registration Statement with the Shelf Registration Statement);

                 (B) use their reasonable best efforts to keep the relevant Subject Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of three years from the date a Shelf Registration Statement is declared effective by the SEC (or one year from the date a Purchaser Shelf Registration Statement is declared effective) or in each case such shorter period which will terminate when all of the Registrable Securities covered by the relevant Subject Registration Statement have been sold pursuant to such Subject Registration Statement or otherwise are no longer Registrable Securities; and

                 (C) notwithstanding any other provisions hereof, use their reasonable best efforts to ensure that (i) any Subject Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Subject Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Subject Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

                 To the extent permitted by law, the Company and the Subsidiary Guarantors further agree, if necessary, to supplement or amend the Shelf Registration Statement (if reasonably requested by one firm of legal counsel selected by the Majority Holders) or the Purchaser Shelf Registration Statement (if reasonably requested by Merrill Lynch), as the case may be, with respect to information relating to the Holders or the Initial Purchasers, respectively, and otherwise as required by Section 3(b) below, to use their reasonable best efforts to cause any such amendment to become effective and such Subject Registration Statement to become usable as soon as thereafter practicable and to furnish to the Holders of Registrable Securities registered thereby or the relevant Initial Purchasers, as the case may be, copies of any such supplement or amendment promptly after its being used or filed with the SEC. The Company may require, as a condition to including the Registrable Securities of any Holder in any Subject Registration Statement, that such Holder shall have furnished to the Company a written agreement to the effect that such Holder agrees to comply with and be bound by the provisions of this Agreement. For further clarity, the Company and the Subsidiary Guarantors shall have no obligation to keep the Shelf Registration Statement effective after consummation of the Exchange Offer, and the

Company's and the Subsidiary Guarantors' obligations to use their reasonable best efforts to file a Shelf Registration Statement and to keep such Shelf Registration Statement effective shall immediately be suspended upon effectiveness of the Exchange Offer Registration Statement (regardless of when such effectiveness shall occur).

                 (c) Expenses. The Company and the Subsidiary Guarantors (i) shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) or 2(b) and (ii) in connection with the Exchange Offer Registration Statement and the Shelf Registration Statement, shall reimburse the Holders of Registrable Securities being tendered in the Exchange Offer and/or resold pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable (or to the extent such fees and disbursements are paid to such counsel by the Initial Purchasers, the Initial Purchasers), for the reasonable fees and disbursements of not more than one counsel, to be chosen by the Holders of a majority in principal amount of the Registrable Securities for whose benefit such Registration Statement is being prepared. Each Holder (including each Initial Purchaser) shall pay all expenses of its counsel other than as set forth in the preceding sentence, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to any Subject Registration Statement or the exchange of its Registrable Securities pursuant to any Exchange Offer Registration Statement. Notwithstanding anything in this Agreement to the contrary, the Company and the Subsidiary Guarantors shall not be required to pay the fees and disbursements of legal counsel for any Holders (including Initial Purchasers) except (A) as provided in clause (ii) of the first sentence of this paragraph, (B) to the extent such fees and disbursements constitute Registration Expenses which the Company is required to pay pursuant to the other provisions of this Agreement and (C) to the extent required by
Section 5 hereof.

                 (d) Effective Registration Statement. (i) The Company and the Subsidiary Guarantors will be deemed not to have used their reasonable best efforts to cause the Exchange Offer Registration Statement or any Subject Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if the Company or any Subsidiary Guarantor voluntarily takes any action that would result in any such Registration Statement not being declared effective or in the Holders of Registrable Securities covered thereby not being able to exchange or offer and sell such Registrable Securities during that period unless such action is, in the reasonable judgment of the Company, required by applicable law (including, without limitation, any interpretation of the SEC).

                 (ii) An Exchange Offer Registration Statement pursuant to
         Section 2(a) hereof or a Subject Registration Statement pursuant to
         Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to such Subject Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Subject Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Securities pursuant to such Subject Registration
         Statement may legally resume.

                 (e) Increase in Interest Rate. In the event that (i) the Exchange Offer Registration Statement is not filed with the SEC on or prior to the 60th calendar day after the Closing Date, (ii) the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to the 120th calendar day after the Closing Date or (iii) the Exchange Offer is not consummated or a Shelf Registration Statement is not declared effective by the SEC on or prior to the 180th calendar day after the Closing Date, the interest rate borne by the Debt Securities shall be increased by 0.50% per annum, as liquidated damages, following such 60th day in the case of clause (i) above, such 120th day in the case of clause (ii) above, or such 180th day in the case of clause (iii) above; provided, however, that the aggregate amount of any such increase in such interest rate will in no event exceed 0.50% per annum; and provided, further that if the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to the 120th day following the Closing Date, then Debt Securities owned by Persons who do not comply in all material respects with their obligations under the penultimate paragraph of
Section 3 will not be entitled to any such increase in the interest rate for any day after the 180th day following the Closing Date. Upon (x) the filing of the Exchange Offer Registration Statement after the 60th day described in clause (i) above, (y) the effectiveness of the Exchange Offer Registration Statement after the 120th day described in clause (ii) above or (z) the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 180th day described in clause (iii) above, the interest rate borne by the Debt Securities from the date of such filing, effectiveness or consummation (effective immediately preceding such consummation), as the case may be, will be reduced to the original interest rate; provided, however, that the interest rate borne by the Debt Securities will be reduced to the original interest rate only if all of the events set forth in the immediately preceding sentence causing the interest rate borne by the Debt Securities to increase have been cured.

                 (f) Specific Enforcement. Without limiting the remedies available to the Initial Purchasers and the Holders, the Company and the Subsidiary Guarantors acknowledge that any failure by the Company or any Subsidiary Guarantor to comply with its obligations under Section 2(a) and
Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may, to the extent permitted by law, obtain such relief as may be required to specifically enforce the Company's and the Subsidiary Guarantors' obligations under Section 2(a) and Section 2(b) hereof.

                 3. REGISTRATION PROCEDURES. In connection with the obligations of the Company and the Subsidiary Guarantors with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, but only so long as the Company and the Subsidiary Guarantors shall have an obligation under this Agreement to keep a Registration Statement effective, the Company and the Subsidiary Guarantors shall:

                 (a) use their reasonable best efforts to prepare and file with the SEC a Registration Statement, within the relevant time period specified in Section 2, on the appropriate form under the 1933 Act, which form
(i) shall be selected by the Company, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof and (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith, and use their reasonable best efforts to cause such Registration Statement to become effective and use their reasonable best efforts to cause such Registration Statement to remain effective in accordance with Section 2 hereof;

                 (b) to the extent permitted by law, use their reasonable best efforts to (i) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period,
(ii) cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed (if required) pursuant to Rule 424 under the 1933 Act, and (iii) comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

                 (c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Securities, at least ten business days prior to filing, that the Shelf Registration Statement with respect to the Registrable Securities is being filed and advising such Holders that the distribution of Registrable Securities will be made in accordance with the method elected by the Majority Holders; and (ii) furnish to each Holder of Registrable Securities registered under the Shelf Registration Statement, to a single firm of legal counsel for the Holders (including the Initial Purchasers) and to the managing underwriters of an underwritten offering of Registrable Securities, if any, and their counsel, without charge, as many copies of each Prospectus, including each preliminary prospectus, and any amendment or supplement thereto and documents incorporated by reference therein as such Holder, counsel or underwriters may reasonably request and, if the Holder so requests, all exhibits thereto (including those incorporated by reference) in order to facilitate the public sale or other disposition of the Registrable Securities; and (iii) subject to Section 3(k) hereof and the last paragraph of this Section 3, hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto but only during the period of time that the Company and the Subsidiary Guarantors are required to keep the Shelf Registration Statement effective pursuant to this Agreement;

                 (d) use their reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions in the United States as the Majority Holders of Registrable Securities covered by a Registration Statement and the managing underwriter of an underwritten offering of Registrable Securities shall reasonably request prior to the time the applicable Registration Statement is declared effective by the SEC, to cooperate with the Holders in connection with any filings required to be made with the NASD, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder pursuant to such Registration Statement; provided, however, that the Company and each Subsidiary Guarantor shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d) or (ii) take any action that would subject it to general service of process or taxation in any such jurisdiction if it is not then so subject;

                 (e) in the case of a Subject Registration Statement, notify a single firm of legal counsel for the Holders of Registrable Securities registered thereby (including any Initial Purchasers) and Merrill Lynch promptly and, if requested by such counsel or Merrill Lynch, confirm such advice in writing promptly (by notice to such counsel or to Merrill Lynch) (i) when such Registration Statement has become effective and when any post-effective amendments thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to such Registration Statement and the related Prospectus or for additional information after such Registration Statement has become effective,
(iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of such Registration Statement and the closing of any sale of Registrable Securities covered thereby pursuant to an underwriting agreement to which the Company and/or any Subsidiary Guarantor is a party, the representations and warranties of the Company and/or such Subsidiary Guarantor contained in such underwriting agreement cease to be true and correct in all material respects,
(v) of the receipt by the Company or any Subsidiary Guarantor of any notification with respect to the suspension of the qualification of the Registrable Securities covered by such Registration Statement for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vi) upon the Company or any Subsidiary Guarantor becoming aware thereof, of the happening of any event or the discovery of any facts during the period such Registration Statement is effective which (A) makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or (B) causes such Registration Statement or the related Prospectus to omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                 (f) (A) in the case of the Exchange Offer, (i) include in the Exchange Offer Registration Statement a "Plan of Distribution" section covering the use of the Prospectus included in the Exchange Offer Registration Statement by Participating Broker-Dealers (as defined below) who have exchanged their Registrable Securities for Exchange Securities for the resale of such Exchange Securities, (ii) furnish to each Participating Broker-Dealer who notifies the Company in writing that it desires to participate in the Exchange Offer, without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such broker-dealer may reasonably request,
(iii) include in the Exchange Offer Registration Statement a statement that any broker-dealer who holds Registrable Securities acquired for its own account as a result of market-making activities or other trading activities (a "Participating Broker-Dealer"), and who receives Exchange Securities for Registrable Securities pursuant to the Exchange Offer, may be a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities, (iv) subject to Section 3(k) hereof and the last paragraph of this Section 3, hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto by any Participating Broker-Dealer in connection with the sale or transfer of the Exchange Securities covered by the Prospectus or any amendment or supplement thereto for a period ending 180 days following consummation of the Exchange Offer or, if earlier, when all Exchange Securities received by such Participating Broker-Dealer in exchange for Registrable Securities acquired for their own account as a result of market-making or other trading activities have been disposed of by such Participating Broker-Dealer, and (v) include in the letter of transmittal or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer a provision substantially in the following form (or such similar provision as is reasonably acceptable to counsel for the Initial Purchasers and as, in the reasonable opinion of the Company, may at the time be required by applicable law or SEC interpretation):

         "If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities, it represents that the Registrable Securities to be exchanged for Exchange Securities were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act"; and

                 (B) to the extent any Participating Broker-Dealer participates in the Exchange Offer, the Company and the Subsidiary Guarantors shall use their reasonable best efforts to cause to be delivered at the request of an entity representing the Participating Broker-Dealers (which entity shall be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another Initial Purchaser) (i) a "cold comfort" letter addressed to the Participating Broker-Dealers from the Company's and the Subsidiary Guarantors' independent certified public accountants with respect to the Prospectus in the Exchange Offer Registration Statement in the form existing on the last date for which exchanges are accepted pursuant to the Exchange Offer and (ii) an opinion of counsel to the Company and the Subsidiary Guarantors addressed to the Participating Broker-Dealers in customary form relating to the Exchange Securities; and

                 (C) to the extent any Participating Broker-Dealer participates in the Exchange Offer and notifies the Company or causes the Company to be notified in writing that it is a Participating Broker-Dealer, the Company and the Subsidiary Guarantors shall use their reasonable best efforts to maintain the effectiveness of the Exchange Offer Registration Statement for a period of 180 days following the last date on which exchanges are accepted pursuant to the Exchange Offer, or, if earlier, when all Exchange Securities received by Participating Broker-Dealers in exchange for Registrable Securities acquired for their own account as a result of market-making or other trading activities have been disposed of by such Participating Broker-Dealers; and

                 (D) the Company and the Subsidiary Guarantors shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement as would otherwise be contemplated by Section 3(b) hereof, or take any other action as a result of this Section 3(f), for a period exceeding 180 days after the last date for which exchanges are accepted pursuant to the Exchange Offer (or such earlier date referred to in Paragraph
(C) above) and Participating Broker-Dealers shall not be authorized by the Company to, and shall not, deliver such Prospectus after such period in connection with resales contemplated by this Section 3 or otherwise;

it being understood that, notwithstanding anything in this Agreement to the contrary, the Company shall not be required to comply with any provision of this Section 3(f) or any other provision of this Agreement relating to the distribution of Exchange Securities by Participating Broker-Dealers, to the extent that the Company reasonably concludes (with the consent of Merrill Lynch, not to be unreasonably withheld) that compliance with such provision is no longer required by applicable law or interpretation of the staff of the SEC;

                 (g) (A) in the case of an Exchange Offer, furnish one firm of legal counsel for the Initial Purchasers and (B) in the case of a Shelf Registration, furnish one firm of legal counsel for the Holders of Registrable Securities covered thereby copies of any request received by or on behalf of the Company or any Subsidiary Guarantor, from the SEC or any state securities authority for amendments or supplements to the relevant Registration Statement and Prospectus or for additional information;

                 (h) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as soon as practicable and provide prompt notice to one firm of legal counsel for the Holders of the withdrawal of any such order;

                 (i) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities registered thereby, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

                 (j) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legend (except any customary legend borne by securities held through The Depository Trust Company or any similar depository); and cause such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least two business days prior to the closing of any sale of Registrable Securities;

                 (k) in the case of a Shelf Registration, upon the Company or any Subsidiary Guarantor becoming aware of the occurrence of any event or the discovery of any facts, each as contemplated by Section 3(e)(vi) hereof, use their reasonable best efforts to prepare a supplement or post-effective amendment to the relevant Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company and the Subsidiary Guarantors agree to notify each Holder of Registrable Securities registered under the relevant Subject Registration Statement to suspend use of the Prospectus as promptly as practicable after the Company or any Subsidiary Guarantor becomes aware of the occurrence of such an event, and each Holder of Registrable Securities registered under the relevant Subject Registration Statement hereby agrees to suspend use of the Prospectus after receipt of such notice until the Company and the Subsidiary Guarantors have amended or supplemented the Prospectus to correct such misstatement or omission or have advised such Holders that use of such Prospectus may be resumed. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, or the Company otherwise determines that use of such Prospectus may be resumed, the Company and the Subsidiary Guarantors agree promptly to notify each Holder of Registrable Securities registered under the relevant Subject Registration Statement of such determination and (if applicable) to furnish each such Holder such numbers of copies of the Prospectus, as amended or supplemented, as such Holder may reasonably request;

                 (l) obtain a CUSIP number for all Exchange Securities, or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Securities or the Registrable Securities, as the case may be, in a form eligible for deposit with The Depository Trust Company; provided, however, that the Company shall not be required to provide for any Exchange Securities or Registrable Securities to be so-called "book-entry only" securities;

                 (m) unless the Indenture, as it relates to the Exchange Securities or the Registrable Securities, as the case may be, has already been so qualified, use their reasonable best efforts to (i) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use their reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

                 (n) in the case of a Shelf Registration, take all customary and appropriate actions (including those reasonably requested by the Majority Holders) in order to expedite or facilitate the disposition of the Registrable Securities registered thereby. The Company and the Subsidiary Guarantors agree that they will in good faith negotiate the terms of any such Underwriting Agreement, which shall be in form and scope as is customary for similar offerings of debt securities with similar credit ratings (including, without limitation, representations and warranties to the underwriters) and shall otherwise be reasonably satisfactory to the Company and the managing underwriters; and:

                 (i) if requested by the managing underwriters, obtain opinions of counsel to the Company and the Subsidiary Guarantors (which counsel shall be reasonably satisfactory to the managing underwriters) addressed to such underwriters, covering the matters customarily covered in opinions requested in underwritten sales of securities in substantially the forms specified in the Underwriting Agreement;

                  (ii) if requested by the managing underwriters, obtain a "cold comfort" letter and an update thereto not later than two weeks after the date of the original letter (or if not available under applicable accounting pronouncements or standards, a single "procedures" letter and a single update thereto) from the Company's and the Subsidiary Guarantors' independent certified public accountants addressed to the underwriters named in the Underwriting Agreement and use their reasonable best efforts to have such letter addressed to the selling Holders of Registrable Securities (provided, however, that such letter need not be addressed to any Holders to whom, in the reasonable opinion of the Company's and the Subsidiary Guarantors' independent certified public accountants, addressing such letter is not permissible under applicable accounting standards), such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" (or "procedures") letters to underwriters in connection with similar underwritten offerings; and

                 (iii) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar underwritten offerings.

Notwithstanding anything herein to the contrary, the Company and the Subsidiary Guarantors shall have no obligation to enter into any underwriting agreement or permit an underwritten offering of Registrable Securities unless a request therefor shall have been received from at least 33 1/3% of the Holders of all Registrable Securities then outstanding. In the case of such a request for an underwritten offering, the Company shall provide written notice to the Holders of all Registrable Securities of such underwritten offering at least 30 days prior to the filing of a Shelf Registration Statement or a prospectus supplement providing for such underwritten offering. Such notice shall (x) offer each such Holder the right to participate in such underwritten offering (but may indicate that whether or not all Registrable Securities are included will be at the discretion of the underwriters), (y) specify a date, which shall be no earlier than ten business days following the date of such notice, by which such Holder must inform the Company of its intent to participate in such underwritten offering and (z) include the instructions such Holder must follow in order to participate in such underwritten offering;

                 (o) in the case of a Shelf Registration, and to the extent customary in connection with a "due diligence" investigation for an offering of debt securities with a similar credit rating to that of the Registrable Securities, make available for inspection by representatives appointed by the Majority Holders and any underwriters participating in any disposition pursuant to a Shelf Registration Statement and one firm of legal counsel retained for all Holders participating in such Shelf Registration, and one firm of legal counsel to the underwriters, if any, all financial and other records, pertinent corporate documents and properties of the Company and the Subsidiary Guarantors reasonably requested by any such persons, and cause the respective officers, employees and any other agents of the Company and the Subsidiary Guarantors to supply all information reasonably requested by any such representative, underwriters or counsel in connection with the Shelf Registration Statement; provided, however, that, if any such records, documents or other information relates to pending or proposed acquisitions or dispositions, or otherwise relates to matters reasonably considered by the Company and the Subsidiary Guarantors to constitute sensitive or proprietary information, the Company and the Subsidiary Guarantors need not provide such records, documents or information unless the foregoing parties enter into a confidentiality agreement in customary form and reasonably acceptable to such parties and the Company;

                 (p) (i) a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Initial Purchasers, and make such changes in any such document prior to the filing thereof as Merrill Lynch or one firm of legal counsel to the Initial Purchasers may reasonably request; (ii) in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to Merrill Lynch, one firm of legal counsel appointed by the Majority Holders to represent the Holders participating in such Shelf Registration, the managing underwriters of an underwritten offering of Registrable Securities, if any, and their counsel, and make such changes in any such document prior to the filing thereof as Merrill Lynch, such one firm of legal counsel for the Holders, such managing underwriters or their counsel may reasonably request; and (iii) cause the representatives of the Company and the Subsidiary Guarantors to be available for discussion of such document as shall be reasonably requested by Merrill Lynch, one firm of legal counsel to the Holders, the managing underwriters and their counsel and shall not at any time make any filing of any such document of which Merrill Lynch, one firm of legal counsel to the Holders, the managing underwriters and their counsel shall not have previously been advised and furnished a copy or to which Merrill Lynch, one firm of legal counsel to the Holders, the managing underwriters and their counsel shall reasonably object; provided, however, that the provisions of this paragraph (p) shall not apply to any document filed by the Company or any

Subsidiary Guarantor pursuant to the 1934 Act which is incorporated or deemed to be incorporated by reference in any Registration Statement or Prospectus;

                 (q) in the case of a Shelf Registration and if requested by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Securities subject to the Shelf Registration Statement, (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information or revisions to information therein relating to such Underwriters or selling Holders as the managing underwriters, if any, or such Holders or their counsel reasonably request to be included or made therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company and the Subsidiary Guarantors have received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment and (iii) supplement or make amendments to such Shelf Registration Statement;

                 (r) upon delivery of the Registrable Securities by Holders to the Company and the Subsidiary Guarantors (or to such other Person as directed by the Company and the Subsidiary Guarantors) in exchange for the Exchange Securities, the Company and the Subsidiary Guarantors shall mark, or cause to be marked, on such Registrable Securities that such Registrable Securities are being canceled in exchange for the Exchange Securities; in no event shall such Registrable Securities be marked as paid or otherwise satisfied;

                 (s) use their reasonable best efforts to cause the Exchange Securities, if applicable, and, in the event of a Shelf Registration, the Debt Securities to be rated with not more than two rating agencies selected by the Company, if so requested by the Majority Holders or by the managing underwriters of an underwritten offering of Registrable Securities, if any, unless the Exchange Securities or the Registrable Securities, as the case may be, are already so rated or unless the Company has obtained such ratings for its long-term debt securities generally;

                 (t) otherwise use their reasonable best efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder; and

                 (u) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any managing underwriters and their counsel.

                 In the case of a Subject Registration Statement, the Company and the Subsidiary Guarantors may (as a condition to such Holder's participation in the Shelf Registration) (i) require each Holder of Registrable Securities to furnish to the Company such information regarding such Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing and such other information as, in the reasonable opinion of the Company, is required for inclusion in the Subject Registration Statement, and (ii) further require each Holder of Registrable Securities, through one firm of legal counsel on behalf of all such Holders, to furnish to the Company comments on the Subject Registration Statement and the Prospectus included therein or any amendment or supplement to any of the foregoing not later than such times as the Company reasonably may request.

                 In the case of a Subject Registration Statement, each Holder agrees and, in the case of the Exchange Offer Registration Statement, each Participating Broker-Dealer agrees that, upon receipt of any notice from the Company or any Subsidiary Guarantor of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(ii)-(vi) or
Section 3(k) hereof (it being understood and agreed that, for purposes of this paragraph, all references in Sections 3(e)(ii)-(vi) and Section 3(k) to a "Subject Registration Statement", a "Shelf Registration Statement" or a "Registration Statement" shall be deemed to mean and include the Shelf Registration Statement, the Purchaser Shelf Registration Statement or the Exchange Offer Registration Statement or all or any combination thereof (as the context requires), mutatis mutandis), such Holder or Participating Broker-Dealer, as the case may be, will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement and discontinue use of the Prospectus included therein until such Holder's or Participating Broker-Dealer's receipt, as the case may be, of (A) copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof or (B) notice from the Company that the sale of the Registrable Securities may be resumed, and, if so directed by the Company, such Holder or Participating Broker-Dealer, as the case may be, will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in its possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company or any Subsidiary Guarantor shall give any such notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement as a result of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e) (ii)-(vi) or 3(k) hereof, the Company and the Subsidiary Guarantor shall be deemed to have used their reasonable best efforts to keep such Registration Statement effective during such period of suspension, provided that the Company and the Subsidiary Guarantors shall use their reasonable best efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to such Registration Statement or the related Prospectus and shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions or the date on which the Company has given notice that the sale of Registrable Securities may be resumed, as the case may be. Each Holder of Registrable Securities hereby agrees that it will at all times use the then most current Prospectus (as the case may be), as then amended or supplemented, which has been provided to it by the Company in connection with the resale or transfer of any Registrable Securities pursuant to a Registration Statement or Prospectus.

                 4. UNDERWRITTEN REGISTRATIONS. If any of the Registrable Securities covered by the Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Majority Holders of such Registrable Securities included in such offering and shall be reasonably acceptable to the Company.

                 No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

                 5. INDEMNIFICATION AND CONTRIBUTION. (a) The Company and each of the Subsidiary Guarantors shall jointly and severally indemnify and hold harmless each Initial Purchaser, each Holder and each Person, if any, who controls any of such Person within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

                 (i) against any and all losses, liabilities, claims, damages and expenses whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                 (ii) against any and all losses, liabilities, claims, damages and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                 (iii) against any and all expenses whatsoever, as incurred (including (subject to Section 5(c) below) the reasonable fees and disbursements of counsel chosen by Merrill Lynch, Pierce, Fenner & Smith Incorporated or, in the event that Merrill Lynch, Pierce, Fenner & Smith Incorporated is not an indemnified party, by a majority of the indemnified parties), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this Section 5(a);

provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser, any Holder or any underwriter expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto); and provided, however, that this indemnity agreement with respect to any Prospectus shall not inure to the benefit of any Initial Purchaser or Holder from whom the person asserting any such losses, claims, damages or liabilities purchased Registrable Securities or Exchange Securities (or any person who controls such Initial Purchaser or Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) if a copy of the Prospectus (as then amended or supplemented and furnished by the Company to such Initial Purchaser or Holder, as the case may be) was not sent or given by or on behalf of such Initial Purchaser or Holder, as the case may be, to such person, if such is required by law, at or prior to the sale of such Registrable Securities or Exchange Securities and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

                 (b) In the case of a Shelf Registration, each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Subsidiary Guarantors, each Initial Purchaser, each underwriter who participates in an offering of Registrable Securities and the other Holders and each of their respective directors and officers (including each officer of the Company who signed the Registration Statement in question) and each Person, if any, who controls the Company, the Subsidiary Guarantors, any Initial Purchaser, any underwriter or any other Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all losses, liabilities, claims, damages and expenses described in the indemnity contained in Section 5(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

                 (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have other than on account of this indemnity agreement or the contribution agreement set forth in Section 5(d) below. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action; provided, however, that if such indemnified parties reasonably object to such assumption on the ground (based on the advice of counsel) that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party, such indemnified parties shall be entitled to choose separate counsel with respect to such defenses and to retain or assume control of such defenses at the expense of the indemnifying party. If an indemnifying party assumes the defense of such action (other than with respect to defenses addressed in the immediately preceding sentence), the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action (other than with respect to defenses addressed in the immediately preceding sentence). In no event shall the indemnifying parties be liable for the fees and expenses of more than one legal counsel (in addition to any local counsel) (which counsels shall be selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated or, in the event that Merrill Lynch, Pierce, Fenner & Smith Incorporated is not an indemnified party, by a majority of the indemnified parties) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 5 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                 (d) In order to provide for just and equitable contribution in circumstances in which any of the indemnity provisions set forth in this
Section 5 are for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Subsidiary Guarantors, the Initial Purchasers and the Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company, the Subsidiary Guarantors, the Initial Purchasers and the Holders, as incurred; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. As between the Company, the Subsidiary Guarantors, the Initial Purchasers and the Holders, such parties shall contribute to such aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect the relative fault of the Company and the Subsidiary Guarantors on the one hand, the Initial Purchasers on another hand, and the Holders on another hand, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault of the Company and the Subsidiary Guarantors on the one hand, the Initial Purchasers on another hand, and the Holders on another hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Subsidiary Guarantors or by the Initial Purchasers or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue or alleged untrue statement or omission. The Company, the Subsidiary Guarantors, the Initial Purchasers and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the relevant equitable considerations. For purposes of this Section 5(d), each Person, if any, who controls an Initial Purchaser or a Holder within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser or such Holder, and each director of the Company or any Subsidiary Guarantor, each officer of the Company or any Subsidiary Guarantor who signed the Registration Statement in question, and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Subsidiary Guarantors.

                 6. MISCELLANEOUS. (a) Rule 144 and Rule 144A. For so long as the Company or the Subsidiary Guarantors are subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Company and the Subsidiary Guarantors covenant that they will file the reports required to be filed by them under Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder, that if any such entity ceases to be so required to file such reports, it will upon the request of any Holder of Registrable Securities (i) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (ii) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act and (iii) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (x) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (y) Rule 144A under the 1933 Act, as such Rule may be amended from time to time or (z) any similar rules or regulations hereafter adopted by the SEC (provided that the obligations of the Company and the Subsidiary Guarantors under any such similar rules or regulations shall not be more burdensome in any substantial respect than those referred to in clauses (x) or
(y)). Upon the request of any Holder of Registrable Securities, the Company and the Subsidiary Guarantors will deliver to such Holder a written statement as to whether they have complied with such requirements.

                 (b) No Inconsistent Agreements. The Company and each Subsidiary Guarantor has not entered into nor will the Company and each Subsidiary Guarantor on or after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

                 (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Subsidiary Guarantors have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure; provided, however, that to the extent any provision of this Agreement relates to the Purchaser Shelf Registration Statement or otherwise to the Initial Purchasers, such provision may be amended, modified or supplemented, and waivers or consents to departures from such provisions thereof may be given, by Merrill Lynch; and provided, further, that no amendment, modification, supplement or waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder. Notwithstanding anything in this Agreement to the contrary, this Agreement may be amended, modified or supplemented, and waivers and consents to departures from the provisions hereof may be given, by written agreement signed by the Company, the Subsidiary Guarantors and Merrill Lynch to the extent that any such amendment, modification, supplement, waiver or consent is, in their reasonable judgment, necessary or appropriate to comply with applicable law (including any interpretation of the staff of the SEC) or any change therein.

                 (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier or any courier providing overnight delivery (i) if to a Holder, at its address appearing in the register of the Debt Securities and/or Exchange Securities kept by the Registrar (as defined in the Indenture) or at such other address as shall have been given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(d), which address initially is, with respect to the Initial Purchasers, the address care of Merrill Lynch, Pierce, Fenner & Smith Incorporated set forth in the Purchase Agreement, and (ii) if to the Company or any Subsidiary Guarantor initially at or in care of the Company's address set forth in the Purchase Agreement, or in each case to such other address notice of which is given in accordance with the provisions of this
Section 6(d).

                 All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier providing overnight delivery.

                 (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms hereof or of the Purchase Agreement, the Indenture or the Offering Memorandum dated February 14, 1996; and provided, further, that Holders of Registrable Securities may not assign their rights under this Agreement except in connection with the permitted transfer of Registrable Securities and then only insofar as relates to such Registrable Securities. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

                 (f) Third-Party Beneficiary. The Holders from time to time shall each be a third-party beneficiary to the agreements made hereunder between the Company and the Subsidiary Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and Merrill Lynch, Pierce, Fenner & Smith Incorporated shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

                 (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                 (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                 (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        BJ SERVICES COMPANY


                                        By: /s/_________________________________
                                            Name:
                                            Title:


                                        BJ SERVICES COMPANY, U.S.A.


                                        By: /s/_________________________________
                                            Name:
                                            Title:


                                        BJ SERVICES COMPANY MIDDLE EAST


                                        By: /s/_________________________________
                                            Name:
                                            Title:


                                        BJ SERVICE INTERNATIONAL, INC.


                                        By: /s/_________________________________
                                            Name:
                                            Title:


                                        MERRILL LYNCH & CO.
                                           Merrill Lynch, Pierce, Fenner & Smith
                                                       Incorporated


                                        By: /s/_________________________________
                                            Name:
                                            Title:

                                        CS FIRST BOSTON CORPORATION


                                        By: /s/_________________________________
                                            Name:
                                            Title:

                                        BA SECURITIES, INC.


                                        By: /s/_________________________________
                                            Name:
                                            Title:


                                        CHASE SECURITIES, INC.


                                        By: /s/_________________________________
                                            Name:
                                            Title: